SPONSORED RESEARCH AGREEMENT
                ----------------------------

        This agreement ("Agreement") is between Duke University("Duke"), a North Carolina non-profit corporation, located in Durham, North Carolina, and CISTRON Biotechnology, Inc. ("Sponsor"), a Delaware corporation.

        WHEREAS, the research program contemplated by this Agreement is of mutual interest and benefit to Duke and Sponsor, and will further the instructional and research objectives of Duke in a manner consistent with its status as a non-profit educational institution.

        NOW, THEREFORE, the parties agree as follows:

                        ARTICLE 1 - STATEMENT OF WORK
                        -----------------------------
        Duke agrees to use its best effort to perform the research program described in the "Statement of Work" ("Statement"), a copy of which is attached to this Agreement as Exhibit A.

                        ARTICLE 2 - INDEPENDENT CONTRACTOR
                        ----------------------------------
        Duke's relationship to Sponsor under this agreement will be that of an independent contractor and not an agent, joint venturer or partner of Sponsor.

                        ARTICLE 3 - PRINCIPAL INVESTIGATOR
                        ----------------------------------
        The research will be supervised by Herman F. Staats, Ph.D. ("Investigator") at Duke. If, for any reason Investigator is unable to continue to serve as Principal Investigator and a successor acceptable to both Duke and Sponsor is not available, the Agreement will be terminated in accordance with Article 7 below.

                        ARTICLE 4 - CONSIDERATION
                        -------------------------
        In consideration of the foregoing, and as more specifically provided in the budget included as Exhibit B, Sponsor will pay Duke for all direct and indirect costs incurred in the performance of the research as set forth in the Statement, a total not to exceed $78,543.00. Payment of one third of the total amount, or $26,181.00, will be due upon signature by Sponsor, payment of one third of the total amount will be due upon completion of Project 1, and payment of the remaining one third of the total amount will be due upon completion of Project 3.

                        ARTICLE 5 - PERIOD OF PERFORMANCE
                        ---------------------------------
        The research will be conducted during an eight-month period commencing on September 1, 1998 and concluding on or before April 30, 1999. This agreement will be renewable for additional periods upon the mutual consent of the parties by a new agreement or by amendment hereto expressed in writing. Either party may terminate this Agreement on any anniversary date of this Agreement after the first anniversary date by giving the other party at least sixty (60) days prior written notice of such

                                - page 1 of 6 -
termination. In the case of such termination, Duke will proceed in an orderly fashion to terminate any outstanding commitments and to stop the work as soon as it is practicable to do so. All reasonable costs to Duke associated with termination will be considered reimbursable costs, including costs incurred prior to the notice of termination but which have not yet been reimbursed, and commitments existing at the time the notice of termination is received which cannot be cancelled.

                        ARTICLE 6 - RESEARCH REPORTS
                        ----------------------------
        Duke will provide Sponsor with one-page biweekly status reports on the research. In addition, Duke will provide Sponsor with a final report on such research within sixty (60) days of completion of the research described herein or termination of this Agreement.

                        ARTICLE 7 - TERMINATION
                        -----------------------
        In the event that either party commits a breach or default in any of the terms or conditions of this Agreement and that party fails to remedy that default or breach within thirty (30) days after receipt of written notice of that breach from the other party, the party giving notice may, at its option and in addition to any other remedies it may have in law or in equity, terminate this Agreement by sending written notice of termination to stop the work as soon as it is practicable to do so. In the case of termination by Sponsor for reasons other than breach of this Agreement by Duke, all costs to Duke associated with termination will be considered reimbursable costs, including costs incurred prior to the notice of termination but which have not yet been reimbursed, and commitments existing at the time the notice of termination is received which cannot be cancelled. In no case will reimbursement under this Agreement exceed the total estimated project costs specified in Exhibit B.

                        ARTICLE 8 - CONFIDENTIAL INFORMATION
                        ------------------------------------
        "Confidential Information" ("Information") shall mean all information provided by one party to the other and clearly identified as confidential by the transmitting party at the time of disclosure. Specifically excepted from this definition is all information: (a) known by the receiving party at the time of disclosure; (b) publicly disclosed except by breach of this Agreement; (c) rightfully received by the receiving party from a third party without an express obligation of confidence; and (d) independently developed by the employees or agents of either party without any knowledge of the confidential information provided by the other party. The party receiving the Information agrees to hold that Information in trust and confidence for the transmitting party, using the same care and discretion that the receiving party uses with similar Information which it considers confidential. The receiving party will not use Information other than for the benefit of the two parties and relating to the Agreement and except as may be provided for in Article 9 regarding publication herein, neither party will disclose such information without authorization from the other party. Duke will not disclose the results of the research to third parties except through the publications provisions of Article 9. This provision shall remain in effect during the term of this Agreement and for three (3) years thereafter.

                                - page 2 of 6 -

                        ARTICLE 9 - PUBLICATION AND OTHER USE
                        -------------------------------------
        Duke shall be free to use the results of the subject research for its own teaching, research, educational, clinical and publication purposes without the payment of royalties or other fees. All such use shall be subject to the confidentiality provisions of Article 8. Duke agrees to submit to Sponsor for its review, a copy of any proposed publication resulting from the subject research at least sixty (60) days prior to the estimated date of publication, and if no response is received within thirty (30) days of the date submitted to Sponsor, it will be conclusively presumed that the publication may proceed without delay. If Sponsor determines that the proposed publication contains patentable subject matters which require protection, Sponsor may require the delay of the publication for a period of time not to exceed sixty (60) days for the purpose of allowing the pursuit of such protection.

                        ARTICLE 10 - INVENTIONS
                        -----------------------
        It is recognized and understood that certain existing inventions and technologies are the separate property of Sponsor or Duke and are not affected by this Agreement, and neither party shall have any claims to or rights in such separate inventions and technologies. Any new invention, development, or discovery ("Invention") resulting from the subject research shall be promptly disclosed in writing to Sponsor. Inventorship of any such Invention shall be determined in accordance with patent law, or by mutual agreement based upon the relative contributions of the parties if the Invention is not patentable. All Inventions that represent a reduction to practice of Sponsor's conception as described through written documentation shall be the sole and exclusive property of Sponsor. Title to other Inventions shall reside with Sponsor if Sponsor personnel are the sole inventors, with Duke if Duke personnel are the sole inventors, and will be held jointly if both Duke and Sponsor personnel are inventors. To the extent that Duke owns the right of sole or joint inventorship of an Invention, Sponsor is hereby granted, without option fee other than the consideration of the research sponsored herein and the reimbursement of Duke for all patent expenses related to the Invention incurred by Duke prior to and during the option period, an option to acquire an exclusive, worldwide fee and royalty-bearing license of Duke's rights to any Invention, which option shall extend for ninety (90) days after Sponsor's receipt of an Invention disclosure. Upon Sponsor's exercise of the option, the parties shall promptly negotiate a license agreement in good faith.

                        ARTICLE 11 - USE OF A PARTY'S NAME
                        ----------------------------------
        Neither party will, without the prior written consent of the other party: (a) use in advertising, publicity or otherwise, the name of any employee or agent, any trade-name, trademark, trade device, service mark, symbol, or any abbreviation, contraction or simulation thereof owned by the other party, or (b) represent, either directly or indirectly, that any product or service of the other party is a product or service of the representing party or that it is made in accordance with or utilizes the information or documents of the other party. Sponsor may disclose any information regarding this Agreement required by law to be disclosed.

                        ARTICLE 12 - NOTICE
                        -------------------
        Any notice or other communication required or permitted under this Agreement will be in writing and will be deemed given as of the date it is: (a) delivered by hand, or (b) mailed, postage prepaid, first

                                - page 3 of 6 -
class, certified mail, return receipt requested, to the party at the address listed below or subsequently specified in writing, or (c) sent, shipping prepaid, return receipt requested, by national courier service, to the party at the address listed below or subsequently specified in writing:

	As to Duke:	Office of Grants and Contracts
                        107 Seeley G. Mudd Building
                        Duke University Medical Center - Box 3001
                        Durham, North Carolina 27710
                cc:     University Counsel
                        Duke University - 011 Allen Building
                        Durham, North Carolina 27708

	As to Sponsor:	CISTRON Biotechnology, Inc.
                        10 Bloomfield Avenue, Box 2004
                        Pine Brook, NJ 07058
                        Attn: Mr. Richard Dondero
                cc:     Seth Truwit, Esq.
                        Epstein, Becker & Green, P.C.
                        250 Park Avenue
                        New York, NY 10177-0077

This Agreement is for professional research services. Neither party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other party.

                        ARTICLE 13 - ENTIRE AGREEMENT
                        -----------------------------
        This Agreement and all attached Exhibits contain the entire agreement and understanding between the parties as to its subject matter. It merges all prior discussions between the parties and neither party will be bound by conditions, definitions, warranties, understandings, or representations concerning such subject matter except as provided in this Agreement or as specified on or subsequent to the effective date of this Agreement in a writing signed by properly authorized representatives of the parties. This Agreement can only be modified by written agreement duly signed by persons authorized to sign agreements on behalf of both Sponsor and Duke.

                        ARTICLE 14 - WAIVER
                        -------------------
        The failure of a party in any instance to insist upon the strict performance of the terms of this Agreement will not be construed to be a waiver or relinquishment of any of the terms of this Agreement, either at the time of the party's failure to insist upon strict performance or at any time in the future, and such terms will continue in full force and effect.

                                -page 4 of 6-

                        ARTICLE 15 - SEVERANCE
                        ----------------------
        Each clause of this Agreement is a distinct and severable clause and if any clause is deemed illegal, void or unenforceable, the validity, legality or enforceability of any other clause or portion of this Agreement will not be affected thereby.

                        ARTICLE 16 - GOVERNING LAW
                        --------------------------
        The construction and performance of this Agreement will be governed by the laws of the State of North Carolina.

                        ARTICLE 17 - TITLES
                        -------------------
        All titles and articles headings contained in this Agreement are inserted only as a matter of convenience and reference. They do not define, limit, extend or describe the scope of this Agreement or the intent of any of its provisions.

        IN WITNESS WHEREOF, the parties hereunto set their hands and seals.



 DUKE UNIVERSITY                         SPONSOR: CISTRON Biotechnology, Inc.
 By:/S/RALPH SNYDERMAN M.D.              By: /S/ RICHARD S. DONDERO
    -----------------------                 -----------------------
 Name: Ralph Snyderman, M.D.             Name: Richard S. Dondero
 Title: Chancellor for Health Affairs    Title: V. P. - Operations and
                                                      Product Development
 Date executed: 8/20/98                  Date executed: 9/8/98

OS&T
8/25/98
#100488



READ AND ACKNOWLEDGED:

By: /S/ HERMAN F. STAATS	8/31/98
   ---------------------------
	Herman F. Staats, Ph.D.
	Principal Investigator



                                - page 5 of 6 -

EXHIBIT A - STATEMENT OF WORK
EXHIBIT B - TOTAL ESTIMATED PROJECT COSTS


                                - page 6 of 6 -